                                                                    EXHIBIT 21.1


         SET FORTH BELOW IS A LIST OF THE REGISTRANT'S SUBSIDIARIES AND THEIR RESPECTIVE STATES OF INCORPORATION. PURSUANT TO ITEM 601(b)(2)(ii) OF REGULATION S-K, SUBSIDIARIES WHICH DO NOT INDIVIDUALLY OR IN THE AGGREGATE WITH OTHER SUBSIDIARIES CARRYING ON THE SAME LINE OF BUSINESS CONSTITUTE A SIGNIFICANT SUBSIDIARY AS OF THE END OF THE CURRENT FISCAL YEAR HAVE BEEN OMITTED.

                                                                    Percent
                                                                    Owned by
Name of                                 State of                    Zapata
Corporation                             Incorporation               Corporation
-----------                             -------------               -----------
Omega Protein Corporation               Nevada                      100%

Venture Milling Company                 Delaware                    100%

Omega Protein, Inc.                     Virginia                    100%

Protein Securities Company              Delaware                    100%

Protein (USA) Company                   Delaware                    100%

Moss Point Dry Dock and                 Delaware                    100%
Fabrication, Inc.